SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                                                    Registration

  No.____________


                        AMENDMENT NUMBER ONE
                                 TO
                              FORM S-8
                       REGISTRATION STATEMENT
                             UNDER THE
                       SECURITIES ACT OF 1933


  Indiana               TOKHEIM CORPORATION            35-0712500
  (State of         (Exact name of registrant as (I.R.S. Employer
  Incorporation)     specified in its charter)          I.D. No.)


                       10501 Corporate Drive
                     Fort Wayne, Indiana  46845
                           (219) 423-2552
              (Address of Principal Executive Offices)


                        TOKHEIM CORPORATION
                     1992 STOCK INCENTIVE PLAN
                      (Full Title of the Plan)

                          Norman L. Roelke
                       10501 Corporate Drive
                     Fort Wayne, Indiana  46845
                           (219) 423-2552
     (Name, Address and Telephone Number of Agent for Service)

      Approximate date of commencement of proposed sale to the public:
           as soon thereafter as practicable after filing this Registration Statement

                  CALCULATION OF REGISTRATION FEE
  Title of                     Proposed  Proposed
  each class                   maximum   maximum
  of securities    Amount      offering  aggregate  Amount of
  to be            to be       price per offering   registration
  registered       registered  share     price      fee

  Common Stock     400,000
  No par value     shares      $14.375   $5,750,000 $1,983.00

       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

       The amount to be registered is based upon the maximum number of shares of Registrant's Common Stock which may be issued under the option plan covered by this Registration
  Statement.

       The proposed maximum offering price per share is estimated for purposes of calculating the registration fee based upon fluctuating market prices pursuant to Rule 457(c). The calculation is based upon the unweighted average of the high and low prices of the Registrant's Common Stock on February 3, 1994, $14.500 and $14.250, respectively, as reported by the New York Stock Exchange.

       The amount of registration fee is calculated as .00034483 of the proposed maximum aggregate offering price.



                              STATEMENT TO PARTICIPANTS
                                        OF THE
                                 TOKHEIM CORPORATION
                              1992 STOCK INCENTIVE PLAN
                         PERTAINING TO DOCUMENTS INCORPORATED
                      BY REFERENCE AND AVAILABLE TO PARTICIPANTS


               As a participant in the Tokheim Corporation 1992 Stock Incentive Plan, the Company undertakes to make available to you, without charge, upon written or oral request, copies of the following documents:

               (a) The Company's latest Annual Report on Form 10-K for the year ended November 30, 1992, the Amendment to said Annual Report on Form 10-K, filed on May 28, 1993, and the Amendment to said Annual Report on Form 10-K, filed on September 20, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

               (b)  All other reports filed by the Company pursuant to
                    Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest Annual Report referenced above;

               (c) Any description of the Company's common stock which is contained in the Company's original Registration Statement filed with the Securities and Exchange Commission, under the Exchange Act with respect to such stock, including amendments or reports filed for the purpose of updating such description; and

               (d) Any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act of 1933, including the Information Regarding the Tokheim Corporation 1992 Stock Incentive Plan delivered to participants and constituting Part I of this Registration Statement.

               Any request for such documents should be made to Norman L. Roelke, Assistant Secretary and Corporation Counsel, Tokheim Corporation, 10501 Corporate Drive, Fort Wayne, Indiana 46825. Mr. Roelke's telephone number is (219) 423-2442, Extension 2221.



          Dated:  February 4, 1994


                                       PART II

                               INFORMATION REQUIRED IN
                              THE REGISTRATION STATEMENT


          Item 3.   Incorporation of Documents by Reference.

               The Company incorporates by reference into this Registration Statement the following documents:

               (a) The Company's latest Annual Report on Form 10-K, as amended, and filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

               (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest Annual Report referenced above; and

               (c) Any description of the Company's common stock which is contained in the Company's original Registration Statement filed with the Securities and Exchange Commission under the Exchange Act with respect to such stock, including amendments or reports filed for the purpose of updating such descriptions.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

          Item 4.   Description of Securities.

               Not Applicable.

          Item 5.   Interests of Named Experts and Counsel.

               Not Applicable.

          Item 6.   Indemnification of Directors and Officers.

               Indiana Code Section 23-1-37-1 et seq. grants to each corporation organized under the laws of the State of Indiana, the right, privilege and power to indemnify any director, officer, employee or agent of such corporation, or such party who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, if his conduct was in good faith and he reasonably believed that, in the case of conduct in his capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to its best interests. In the case of a criminal proceeding, however, the corporation may indemnify such an individual if he either had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful. Additionally, unless limited by its articles of incorporation, an Indiana corporation must indemnify officers and directors who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because that director or officer is or was a director or officer of the corporation against reasonable expenses incurred by that director or officer in connection with the proceeding. This statutory provision for indemnification does not exclude any of the rights to indemnification or advances for expenses that such a person may have under the corporation's articles of incorporation or by-laws, a resolution of the board of directors or of the stockholders, or any other authorization, whenever adopted, after notice, by a majority vote of all of the voting shares then issued and outstanding.

               The Company's Articles of Incorporation provide for the indemnification as afforded by Indiana statutory law described above. The Articles of Incorporation of the Company also provide a specific method of determining whether an applicant for such indemnification is entitled thereto. Also in accordance with Indiana law, the Articles of Incorporation provide that the Company may advance expenses incurred by a person eligible for such indemnification prior to the final disposition of any proceedings upon receipt of an undertaking by or on behalf or the recipient of such an advance to repay such amount unless he is ultimately determined to be entitled to such indemnification.

               The Company has in effect a policy of insurance indemnifying it against certain liabilities to its directors and officers, and indemnifying its directors and officers against certain liabilities incurred by them, all within specific limits. The Company pays all premiums on such insurance policies.

          Item 7.   Exemption from Registration Claimed.

               Not Applicable.

          Item 8.   Exhibits.

               The list of exhibits is incorporated herein by reference to the Index to Exhibits at page 8.

          Item 9.   Undertakings.

               The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

               The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 31st day of January, 1994.

                                        TOKEHIM CORPORATION



                                        By:  /s/ Douglas K. Pinner
                                             Douglas K. Pinner
                                             President

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                Date


          /s/ Robert M. Akin, III         Director       January 31, 1994
          Robert M. Akin, III

          ___________________________     Director       January __, 1994
          Walter S. Ainsworth

          ___________________________     Director       January __, 1994
          James K. Baker

          ___________________________     Director       January __, 1994
          Bernard D. Cooper

          /s/ Gerald H. Frieling, Jr.     Director       January 31, 1994
          Gerald H. Frieling, Jr.

          /s/ Bob F. Jesse, Sr.           Director       January 31, 1994
          Bob F. Jesse, Sr.

          /s/ Winfred M. Phillips         Director       January 31, 1994
          Winfred M. Phillips

          /s/ Douglas K. Pinner           Director       January 31, 1994
          Douglas K. Pinner

          ___________________________     Director       January __, 1994
          Ian M. Rolland

          /s/ James T. Smith              Director       January 31, 1994
          James T. Smith

                                  INDEX TO EXHIBITS


               The following Exhibits accompany or are incorporated in this Registration Statement pursuant to Item 601 of Regulation S-K.

          Assigned
          Exhibit No.                                       Sequential
          (Based on                                         Page No. at
          Exhibit        Description                        which Exhibit
          Table No.)     of Exhibit                         is Located

          4              Tokheim Corporation                     _____
                         1992 Stock Incentive Plan

          5              Opinion of Counsel re legality          _____

          23             Consent of Counsel (contained in        _____
                         Exhibit 5, above)

          24             Consent of Accountants                  _____
                         (incorporated by reference to the
                         Consent of Accountants appearing as
                         a part of Financial Statements at
                         Item 14 of the Company's Amended
                         Annual Report on Form 10-K/A,
                         filed on September 22, 1993)